Exhibit 10.6

GAMING & HOSPITALITY ACQUISITION CORP.

3755 Breakthrough Way #300

Las Vegas, Nevada 89135

February 2, 2021

Affinity Gaming

3755 Breakthrough Way #300

Las Vegas, Nevada 89135

Re: Administrative Support Agreement

Ladies and Gentlemen:

This letter agreement by and between Gaming & Hospitality Acquisition Corp., a Delaware corporation (the “Company”), and Affinity Gaming, a Nevada corporation (“Affinity Gaming”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the Nasdaq Capital Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i) Affinity Gaming shall make available, or cause to be made available, to the Company, at 3755 Breakthrough Way, #300, Las Vegas, Nevada 89135 (or any successor location of Affinity Gaming), certain office space, utilities, secretarial and administrative support services, reimbursement of an allocable portion of the cash compensation paid by Affinity Gaming to the officers of the Company in consideration of the time dedicated to the Company by each of the Company’s Chief Executive Officer, the Company’s Chief Operating Officer and the Company’s Chief Financial Officer, and reimbursement of expenses, as may be reasonably required by the Company. In exchange therefor, the Company shall pay Affinity Gaming the sum of $33,333 per month on the Listing Date and continuing monthly thereafter until the Termination Date; and

(ii) Affinity Gaming hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which all of the gross proceeds of the Company’s initial public offering will be deposited (the “Trust Account”) as a result of, or arising out of, this letter agreement, and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

[Signature Page Follows]

Very truly yours,

GAMING & HOSPITALITY ACQUISITION CORP.

By:	/s/ Andrei Scrivens
Name: Andrei Scrivens
Title: Chief Financial Officer

AGREED TO AND ACCEPTED BY:

AFFINITY GAMING

By:	/s/ Mary Elizabeth Higgins
Name:	Mary Elizabeth Higgins
Title:	Chief Executive Officer

[Signature Page to Administrative Support Agreement]